UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Axos Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0867444
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

9205 West Russell Road, Ste 400 Las Vegas, NV	89148
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $0.01 par value	NYSE Texas, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: N/A

EXPLANATORY NOTE
This Registration Statement on Form 8-A (“Form 8-A”) is being filed by Axos Financial, Inc. (the “Registrant”), with the Securities and Exchange Commission (“SEC”) in connection with the dual listing of its common stock, par value $0.01 per share (“Common Stock”), on NYSE Texas, Inc. (“NYSE Texas”) under the trading symbol “AX”. The Common Stock is currently listed on the New York Stock Exchange under the symbol “AX”.

Item 1. Description of Registrant’s Securities to be Registered.
The description of the Common Stock, as may be amended from time to time, contained in Exhibit 4.2 of Axos Financial, Inc.’s most recent Annual Report on Form 10-K, as filed with the SEC on August 20, 2026, to which this Form 8-A relates, is incorporated herein by reference.

We expect the listing and trading of the Common Stock on NYSE Texas to commence on August 26, 2026 under the symbol “AX”.

Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Axos Financial, Inc.

Date:	August 25, 2026	By:	/s/ Derrick K. Walsh
Derrick K. Walsh
EVP and Chief Financial Officer